EXHIBIT 10.30
TRANSITION AGREEMENT

This Transition Agreement (this “Agreement”) is entered into by and between, and shall inure to the benefit of and be binding upon, Thomas E. McCabe (“Executive”) and BWX Technologies, Inc., a Delaware corporation (the “Company”), effective as of December 29, 2022 (the “Effective Date”).
RECITALS:
A. Executive desires to retire from his employment with the Company as its Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.
B. The Company has determined that it is in the best interests of the Company and its stockholders to ensure that the Company will continue to have the assistance of Executive in a new role of Special Advisor to the Chief Executive Officer to assist in the transition of a new Senior Vice President and General Counsel role and therefore desires to provide Executive with a cash payment if Executive remains employed by the Company in this new role until the Retirement Date (as defined below).
C. The Company and Executive have determined that Executive will transition to his new role as Special Advisor to the Chief Executive Officer, effective January 2, 2023.
D. The Company and Executive mutually desire to establish and agree upon the terms and conditions of Executive’s transition, retention payment and separation from service.
In consideration of the mutual promises and obligations set forth herein, Executive and the Company hereby agree as follows:
1. Agreement Term. The term of this Agreement (the “Agreement Term”) shall be the period commencing on the Effective Date and ending on the earlier of August 1, 2023 or the date of termination of Executive’s employment with the Company (the “Retirement Date”). The provisions of Paragraphs 8, 9, 10 and 11 shall survive the expiration of the Agreement Term.
2. Transition. Executive hereby resigns from his current position as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and accepts the transitional role of Special Advisor to the Chief Executive Officer as of January 2, 2023 (the “Transition Date”).
3. Duties and Responsibilities. During the Agreement Term, Executive shall be a full-time employee in the role of Special Advisor to the Chief Executive Officer, shall assist with the transition of the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary role, and shall have such other duties and responsibilities as assigned by the Chief Executive Officer from time to time. Executive shall not work as an employee of any entity other than the Company prior to the Retirement Date, unless otherwise approved by the Chief Executive Officer in writing.
4. Compensation During the Agreement Term. Executive shall be paid his current salary through the Transition Date. Except as otherwise provided in Paragraph 5 below, after the Transition Date Executive’s salary shall be Three Thousand Dollars and No Cents ($3,000.00)

per month from the Transition Date to the Retirement Date (“Compensation”). In the event the Chief Executive Officer approves a Retirement Date prior to August 1, 2023, Executive shall be entitled to receive a lump sum payment of any unpaid Compensation from the Retirement Date through August 1, 2023 in accordance with the payment terms set forth in Paragraph 5(b).
5. Retirement Payments and Benefits Provided by the Company. In consideration of the covenants to which Executive has agreed as described in Paragraphs 8, 9, 10 and 11 and elsewhere in this Agreement, and conditioned upon Executive (i) signing and delivering to the Company the release agreement attached hereto as Exhibit A on the Effective Date, and the supplemental release agreement attached hereto as Exhibit B on the Retirement Date and (ii) complying with said release agreements and not revoking said release agreements:
(a) Executive shall be entitled to receive a cash payment consistent with his retirement compensation and benefits in the aggregate amount of Two Million Four Hundred Fifty Thousand Dollars and No Cents ($2,450,000.00) (the “Retirement Payment”), provided Executive is employed by the Company through the Transition Date. Payment of the Retirement Payment and Retention Bonus is consistent with Executive’s total value of retirement benefits and is in lieu of any severance to which Executive may otherwise be entitled under the BWXT Executive Severance Plan. Further, payment of the Retirement Payment, less applicable withholdings, will be paid or made available to Executive as soon as administratively practicable after execution of the Release Agreement attached hereto as Exhibit A and incorporated herein by reference and expiration of the revocation period therein, but not later than 30 days following the expiration of the revocation period.
(b) Executive shall be entitled to receive a cash retention bonus in the aggregate amount of Twenty-Nine Thousand Dollars and No Cents ($29,000.00) (the “Retention Bonus”), provided Executive is employed by the Company through the Retirement Date. Further, payment of the Retention Bonus, less applicable withholdings, will be paid or made available to Executive as soon as administratively practicable after execution of the Release Agreement attached hereto as Exhibit B and incorporated herein by reference and expiration of the revocation period therein, but not later than 30 days following the expiration of the revocation period.
(c) If prior to August 1, 2023, Executive’s employment is terminated: (i) by the Company as a result of a termination for cause, or (ii) by Executive for any reason (unless approved by the Chief Executive Officer), the Retention Bonus shall be immediately forfeited. Upon Executive’s receipt of the Retention Bonus and the other payments provided for in this Agreement or in the event of the above-referenced termination, the Company shall have no further obligation to Executive with respect to the subject matter under this Agreement. This Agreement shall terminate upon the Retirement Date with the exception of the rights and obligations outlined in Paragraphs 6, 7, 8, 9, 10, and 11.
(d) In no event shall Executive be required to pay any amounts that may become due to the Company under any relocation arrangement, including the Relocation Repayment Agreement, dated July 14, 2022.
6. Entitlements. Executive will be entitled to receive the benefits specified in this Paragraph 6 in the manner and at the times specified herein, except as otherwise noted below.

(a) Executive will be entitled to receive any unpaid wages through the Retirement Date and payment for accrued and unused vacation as of the Retirement Date. Executive and his qualified beneficiaries will continue to be covered by the Company’s health care arrangements until the last day of the month in which the Retirement Date occurs, and thereafter will be entitled to purchase, at his own expense, group health care coverage for himself and/or his qualified dependents for up to twenty-four (24) months in accordance with, and subject to, the requirements of the Consolidated Omnibus Budget Reconciliation Act. Through the Retirement Date, Executive will continue to be eligible to participate in all health, welfare and retirement benefit plans provided to employees as set forth in the relevant plan documents including (i) the BWXT Thrift Plan, (ii) the BWXT Defined Contribution Restoration Plan, and (iii) the BWXT Supplemental Executive Retirement Plan.
(b) Executive will not be entitled to bonus opportunities for calendar years 2022 and 2023 under the Company’s Executive Incentive Compensation Plan (“EICP”). Executive understands and agrees that he will not be eligible to participate in the Company’s EICP for the 2022 and 2023 performance periods.
(c) Executive agrees that (i) effective as of the date hereof, he is not and will not be entitled to any severance or other payments or benefits under the BWX Technologies, Inc. Executive Severance Plan, dated July 1, 2015, and (ii) effective as of the Retirement Date, the Change in Control Agreement, entered into by and among the Company and Executive, effective as of July 23, 2018, is hereby automatically terminated.
(d) Executive will be entitled to financial planning services through August 1, 2024 in accordance with the terms of the applicable Company program.
(e) Notwithstanding anything to the contrary in this Agreement, the Director and Officer Indemnification Agreement between the Company and Executive dated as of July 23, 2018 shall remain in full force and effect pursuant to its terms.
7. Equity Awards. Executive previously received certain equity awards (the “Awards”) under the (i) 2010 Long Term Incentive Plan of BWX Technologies, Inc., as amended and restated on July 1, 2015 and (ii) 2020 Omnibus Incentive Plan BWX Technologies, Inc., dated May 1, 2020. These Awards shall be terminated, and Executive shall have no further rights or benefits in the Awards, as of the Effective Date.
(a) Executive will not be entitled to any equity awards for calendar year 2023 as an employee of the Company.
(b) Executive will continue to be subject to the Company’s Stock Ownership Guidelines until the Retirement Date.
8. Release of Claims.
(a) In consideration of the foregoing, the adequacy of which is hereby expressly acknowledged, Executive hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent applicable law permits, the “Releasees,” as defined in subparagraph 8(b) below, from any and every action, cause of action, complaint, claim, demand, legal right, compensation, obligation, damages (including consequential, exemplary and punitive damages), liability, cost and/or expense (including attorney’s fees) that he has, may have or may be entitled to from or against the Releasees, whether legal, equitable or administrative, in any forum or jurisdiction, whether known or unknown, foreseen or unforeseen, matured or unmatured, which arises directly or indirectly out of, or is based on or related in any way to Executive’s employment with the Company, its predecessors, successors and assigns and past, present and future Affiliates (as defined in Paragraph 9 below), subsidiaries, divisions and parent corporations, including, without limitation, any such matter arising from the negligence, gross negligence or willful misconduct of the Releasees (together, the “Released Claims”); provided, however, that this release does not apply to any claims solely and specifically (i) arising after the date this Agreement is executed, (ii) for indemnification (including, without limitation, under the Company’s organizational documents or insurance policies) arising in connection with an action instituted by a third party against the Company, its Affiliates or Executive in his capacity as an employee or a former officer or director of the Company or its Affiliates (it being agreed by the Company that Executive shall continue to be entitled to such indemnification in respect of the period prior to the Retirement Date), (iii) arising from any breach or failure to perform this Agreement, (iv) that cannot be waived by law, or (v) involving any vested rights Executive may have under a company sponsored employee benefit plan. For the sake of clarity, this Paragraph 8 shall not operate to deny Executive of any rights to coverage under the Company’s directors’ and officers’ liability and insurance policy, as in effect from time to time, to which he would otherwise be entitled.
(b) The parties intend this release to cover any and all Executive Released Claims, whether arising under any employment contract (express or implied), policies, procedures or practices of any of the Releasees, and/or by any acts or omissions of any of the Releasees’ agents or employees or former agents or employees including from all claims, demands, damages, sums of money, wages, employee or other benefits, causes of action, attorney’s fees, suits at law or in equity of whatever kind or nature, whether known or unknown or previously asserted or not, including, but not limited to, any claim or proceeding under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Virginia Human Rights Act, the Virginians with Disabilities Act, or any claims arising from violations of the Sarbanes Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any personal gain with respect to any claim under a private attorney’s general act or the qui tam provisions of the False Claims Act, or from violation of any other federal, state or local civil rights law or any other statute, constitutional provision, executive order, law or ordinance or pursuant to common law, including any tort, contract or other claims, any claims relating to any aspect of Executive’s employment with the Company, or otherwise arising out of any relationship between the Company and Executive, and any claims arising as a result of any matter or thing done, omitted or suffered to be done prior to and including the date upon which Executive signs below. Executive agrees that it is his intent that this release shall discharge the Company and others noted above to the maximum extent permitted by law. Executive understands and agrees that the Company’s offer of, or his agreement to the above, is not to be construed as an admission of liability by any of the released parties and the Company specifically denies any liability to Executive or to anyone else. As such, it is expressly acknowledged and agreed that this release is a general release, representing a full and complete disposition and satisfaction of all of the Company Releasees’ real or alleged waivable legal obligations to Executive with the specific exceptions noted above. The term “Releasees” means the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations and all their respective past, present and future officers, directors, shareholders, employee benefit plan administrators, employees and agents, individually and in their respective capacities.
(c) The release set forth in this Paragraph 8 includes a release of any claims Executive may have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621 et. seq., against Releasees that may have existed on or before the date Executive signed this Agreement. The ADEA is a federal statute that prohibits discrimination on the basis of age. By signing this Agreement, Executive understands that he is waiving any and all claims under the ADEA that he may have against the Releasees that existed on or before the date he signed this Agreement. Executive understands that any claims under the ADEA that may arise after he signs this Agreement are not waived. Executive further agrees and acknowledges: (i) that his waiver of rights under this Agreement is knowing and voluntary; (ii) that he understands the terms of this Agreement; and (iii) that the sum of money and/or other items of value provided to him pursuant to the terms of this Agreement exceeds that to which he otherwise would have been entitled and that the actual payment is in exchange for his release of the claims referenced herein, including any claims under the federal Age Discrimination in Employment Act. Executive is advised to consult with legal counsel in connection with his review of this Agreement.
(d) Excluded from this Agreement are any claims that cannot be waived by law, including but not limited to the right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or the National Labor Relations Board (“NLRB”); however, Executive does waive and release his right to any monetary recovery or other personal relief should the EEOC, NLRB, or any other agency pursue claims on his behalf. This release also does not apply to any lawsuit brought to challenge the validity of this Agreement under the ADEA, to enforce the terms of this Agreement, or for claims that arise under the ADEA after the Effective Date. Notwithstanding the foregoing, Executive agrees that he is waiving his right to recover monetary damages, reinstatement or other relief in any charge, complaint, or lawsuit filed by Executive or by anyone else on his behalf except this provision does not prohibit Executive from otherwise seeking and/or obtaining a whistleblower award from the Securities and Exchange Commission (“SEC”) under Section 21F of the Securities Exchange Act.
(e) Executive represents and warrants that as of the date of his execution of this Agreement he has no knowledge of any unlawful activity by himself, the Company, the Releasees, the Affiliates or the Ventures (as defined below).
9. Confidentiality and Non-Disclosure. Executive acknowledges that the Company and/or its Affiliates or Ventures have previously provided him with Confidential Information and may provide him with Confidential Information up to the Retirement Date, and that the unauthorized disclosure of such Confidential Information will result in irreparable harm to the Company and/or its Affiliates or Ventures. Executive further acknowledges that the preservation and protection of Confidential Information is an essential part of his employment with the Company and that he has a duty of fidelity and trust to the Company, its Affiliates and/or Ventures in handling Confidential Information. Executive shall not disclose or make available to any other person or entity, or use for his own personal gain, any Confidential Information. For purposes of this Agreement, the term “Affiliate” means an affiliate of the Company within the meaning of Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, the term “Venture” means an entity in which the Company or an Affiliate has a management or voting interest, and the term “Confidential Information” means any and all information, data and knowledge that has been created, discovered, developed or otherwise become known to the Company or any of its Affiliates or Ventures, or in which property rights have been assigned or otherwise conveyed to the Company or any of its Affiliates or Ventures, which information, data or knowledge has commercial value in the business in which the Company or any of its Affiliates or Ventures is engaged, except such information, data or knowledge that (a) becomes generally available to the public other than as a result of a violation of the terms of this Agreement, (b) is authorized by notice in writing from the Company for release by Executive, or (c) is required by law or legal process (in which case Executive shall notify the Company of such legal or judicial proceeding as soon as practicable following his receipt of notice of such a proceeding, and permit the Company to seek to protect its interests and information).
10. Undertakings by Executive. Executive agrees that on the Retirement Date, he will immediately deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) all Confidential Information as well as all other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, customer or client lists or information, or any other documents or property, in whatever medium stored (including all reproductions of the aforementioned items) belonging to the Company or any of its Affiliates, regardless of whether such items were prepared by Executive, and any credit cards, keys, access cards, calling cards, computer equipment and software, telephone, facsimile or other property of the Company, or any Affiliate or Venture.
11. Non-Solicitation and Non-Competition.
(a) In consideration of the payments and promises provided under this Agreement, the sufficiency of which is expressly acknowledged, Executive agrees that for the 12-month period following the Retirement Date he shall not, without the prior written consent of the Company, directly or indirectly, (i) induce, entice or solicit (or attempt to induce, entice or solicit) any person who is an employee of the Company or any of its Affiliates or Ventures to leave the employment of the Company or any of its Affiliates or Ventures, (ii) solicit or attempt to solicit the business of any acquisition prospect of the Company or any of its Affiliates or Ventures with whom Executive had any actual contact while employed by the Company or any of its Affiliates, or (iii) hire, engage, employ or assist any third party in hiring, engaging or employing any person who is at such time (or was at any time within six (6) months prior to the date of such employment or engagement) employed or engaged by the Company or any of its Affiliates or Ventures as an employee, agent, representative, consultant or independent contractor to perform any work or render any service similar or related to that provided by such person to the Company or any of its Affiliates or Ventures. The provisions of this subparagraph 11(a) shall not prohibit Executive from speaking with persons who respond to general advertisements or who contact a business with which Executive is affiliated through an independent recruiting firm that has not been directed to solicit interest from any person who is an employee of the Company, any of its Affiliates or Ventures.
(b) In consideration of the payments and promises provided under this Agreement, the sufficiency of which is expressly acknowledged, Executive agrees that for the 12-month period following the Retirement Date he shall not, without the prior written consent of the Company (which consent may be granted or withheld in the Company’s sole discretion), acting alone or in conjunction with others, either directly or indirectly, engage in any business that is in competition with the Company, an Affiliate or Venture or accept employment with or render services to such business in a role in which Executive would perform the same or substantially similar activities or services as those performed by him for the Company during the last year of his employment. Executive understands and agrees that the foregoing covenant is not intended to restrict him from performing work in roles that are not directly competitive with the Company and/or that are not the same or substantially similar to the activities or services that he performed for the Company.
(c) In consideration of the payments and promises provided under this Agreement, the sufficiency of which is expressly acknowledged, Executive agrees that for the 12-month period following the Retirement Date he will not perform any act, engage in any conduct or course of action or make or publish any adverse or untrue or misleading statement which has or may reasonably have the effect of demeaning the name or business reputation of the Company, the Releasees, an Affiliate or a Venture or which adversely affects or may reasonably be expected to adversely affect the best interests (economic or otherwise) of the Company, the Releasees, an Affiliate or a Venture.
(d) The restrictions contained in subparagraph 11(b) above are geographically limited to areas or territories where the Company or an Affiliate or a Venture engages (or has definite plans to engage) in operations or the marketing of its products or services on the Retirement Date.
(e) Executive acknowledges that he has received valuable consideration from the Company as provided in this Agreement for the covenants and undertakings set forth in Paragraphs 8, 9, 10 and 11, that the consideration provided by the Company gives rise to an interest of the Company and its Affiliates and Ventures in restraining Executive from engaging in the conduct described in Paragraphs 8, 9, 10 and 11 of this Agreement and that the restrictive covenants and undertakings are designed to enforce Executive’s consideration or return promises under this Agreement. Additionally, Executive acknowledges that the restrictive covenants contain limitations as to time, geographical area, and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the Company’s relationship with its customers, goodwill or other legitimate business interests of the Company and its Affiliates and Ventures, including, but not limited to, the Company’s and its Affiliates’ and Ventures’ need to protect their Confidential Information. The Company may notify any person or entity employing or contracting with Executive or evidencing an intention of employing or contracting with Executive of the existence and provisions of this Agreement.
12. Enforcement of Covenants and Undertakings. In the event the Company determines in good faith that Executive has breached any term of Paragraph 8, 9, 10 or 11 of this Agreement, in addition to any other remedies at law or in equity the Company may have available to it, it is agreed that the Company shall be entitled, upon application to any court of competent jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (a) proving irreparable harm, (b) establishing that monetary damages are inadequate, or (c) posting any bond with respect thereto) against Executive prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach.
13. Repayment and Forfeiture. Executive agrees that in the event that he (a) materially breaches any term of Paragraph 8, 9, 10 or 11 of this Agreement and, in the event such breach can be cured, such breach has not been cured by Executive within fifteen (15) days after receipt by the Executive of written notice thereof from the Company, or (b) challenges the validity of all or any part of Paragraphs 8, 9, 10, or 11 and all or any part of Paragraphs 8, 9, 10, or 11 is found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, in addition to any other remedies at law or in equity the Company may have available to it, (i) Executive shall repay to the Company any payments made under Paragraph 5 and Paragraph 6(b) of this Agreement and (ii) any Awards that vested or may vest following the Retirement Date pursuant to Paragraph 7(b) of this Agreement shall be forfeited and, if applicable, Executive shall repay the net, after tax proceeds thereof to the Company. Any repayment and/or forfeiture provisions in any of the Company’s underlying plan documents or other Company policies shall continue in full force and effect. Executive hereby represents and warrants that he is not aware of any facts or circumstances that would trigger the repayment and/or forfeiture provisions in any such plan documents or Company policies. In the event that legal action is taken by the Executive or the Company to enforce this Agreement, the prevailing party shall be entitled to attorney’s fees. Executive further agrees that all payments and benefits under this Agreement (including, without limitation, the base salary and all incentive compensation, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), will be subject to any other forfeiture or repayment required under the Dodd-Frank Act and regulations and rulings issued thereunder.
14. Miscellaneous Provisions.
(a) Executive hereby resigns from all director and officer positions, other than Special Advisor to the CEO, held with the Company and any other appointed or elected positions he may hold with the Company and its Affiliates and Ventures, effective on the Transition Date.
(b) Failure on the part of the Company or Executive at any time to insist on strict compliance by the other party with any provisions of this Agreement shall not constitute a waiver of either party’s obligations in respect thereof, or of either party’s right hereunder to require strict compliance therewith in the future.
(c) The obligations set forth in this Agreement are severable and divisible, and the unenforceability of any clause or portion thereof shall not affect the enforceability of the remainder of such clause or of any other obligation contained herein.
(d) The Company shall be entitled to withhold from amounts payable under this Agreement such Federal, state, local, foreign or excise taxes as shall be required or permitted to be withheld pursuant to applicable law or regulation. Executive acknowledges that other than the Company’s obligation to withhold applicable income and/or employment taxes he is solely responsible for any and all taxes, interest and penalties that may be imposed with respect to the payments and benefits provided under this Agreement. The Company encourages Executive to obtain independent legal advice with respect to the tax consequences of this Agreement.
(e) This Agreement is intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the applicable guidance and regulations issued thereunder (collectively, “Section 409A”). The parties agree that this Agreement shall be construed and interpreted in a manner consistent with such intent. For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. A termination of employment shall not be deemed to have occurred for purposes of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “retirement,” or like terms shall mean “separation from service”. No reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit and the amount available for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the amount available for reimbursement, or in-kind benefits to be provided, in a subsequent calendar year. Any reimbursement to which Executive is entitled hereunder shall be made no later than the last day of the calendar year following the calendar year in which such expenses were incurred. Nothing contained in this Agreement shall constitute any representation or warranty by the Company or any of its Affiliates or any of its or their employees, agents or representatives, regarding compliance with Section 409A. None of the Company or any of its Affiliates has any obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A on any person, and none of the Company or any of its Affiliates, or any of its or their employees, agents or representatives shall have any liability to Executive with respect thereto.
(f) Captions contained in this Agreement are for reference purposes only, and are not intended by either party to describe, interpret, define, broaden or limit the scope, extent or intent of this Agreement or any of its provisions.
(g) All notices and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile or email to the facsimile number or email address given below, provided that a copy is also sent by a nationally recognized overnight delivery service, (c) the day after being sent by a nationally recognized overnight delivery service, or (d) three days after being mailed by United States Certified Mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive:
Mr. Thomas E. McCabe

Email:

If to the Company:
BWX Technologies, Inc.
800 Main Street, Suite 400
Lynchburg, VA 24504
Attn: General Counsel
Email: rowhitford@bwxt.com
Or to such other address as Executive or the Company may hereafter specify in a notice furnished in writing in accordance with this Paragraph 14(g).

(h) Executive and the Company acknowledge that the employment of Executive by the Company is “at will”.
(i) Executive acknowledges that any professional subscriptions or memberships that expire subsequent to the Transition Date will neither be reimbursable by nor eligible to expense to the Company. Likewise travel, unless requested by the Chief Executive Officer, whether for work-related purposes, conferences, seminars, or similar events, will not be expensed to the Company.
15. Entire Agreement. Executive and the Company agree and acknowledge that this Agreement contains and comprises the entire agreement and understanding between the parties, that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause any party to execute this Agreement, and that all agreements and understandings between the parties are embodied and expressed in this Agreement, provided that the Awards and applicable grant agreements will remain in full force and effect as amended by this Agreement. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by Executive and a duly authorized agent of the Company. The parties to this Agreement further agree that this Agreement shall be binding on and inure to the benefit of Executive, the Company, the Company’s successors, assigns, the Releasees, the Affiliates and the Ventures, each as defined in this Agreement. Any other agreements or understandings between the parties, whether written or oral, are hereby null and void.
16. Applicable Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia, but without giving effect to the principles of conflict of laws of such Commonwealth. The parties agree that venue and jurisdiction for any litigation arising out of or related to this Agreement or regarding the validity of this Agreement shall lie with a court of competent jurisdiction in Lynchburg, Virginia.
17. Timing and Consultation with Counsel. Executive has up to twenty-one (21) days from the date he receives this Agreement to consider the terms of this Agreement and decide whether he wishes to accept or reject this offer (the “Consideration Period”). Executive can accept this offer at any time during the Consideration Period by executing this Agreement and delivering it to the Company General Counsel at BWX Technologies, Inc., 800 Main Street, Lynchburg, Virginia 24504, prior to 5:00 pm, Eastern Time, on January 19, 2023, the last day of the Consideration Period. If Executive decides to accept this offer by signing and returning the Agreement during the Consideration Period, he will have seven (7) calendar days following the date he signs to change his mind and revoke the Agreement (the “Revocation Period”). Any such revocation will not be effective until received in writing by the Company addressed to the Company General Counsel at BWX Technologies, Inc., 800 Main Street, Lynchburg, Virginia 24504. The additional payments offered in connection with this Agreement under Paragraph 5 will be paid to Executive no later than August 31, 2023, assuming Executive’s execution of the supplemental release Agreement and expiration of the revocation period thereto. No revision or modification of this Agreement, even if material, will extend or restart the Consideration Period or the Revocation Period herein.

I HAVE READ THE FOREGOING TRANSITION AGREEMENT, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY EXECUTED IT ON THE DATE WRITTEN BELOW, SIGNIFYING THEREBY MY ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:

Date: December 29, 2022 By: /s/ Thomas E. McCabe
Thomas E. McCabe

BWX TECHNOLOGIES, INC.

Date: December 29, 2022 By: /s/ Robert L. Duffy
Robert L. Duffy
Senior Vice President &
Chief Administrative Officer

EXHIBIT A
Release Agreement
(to be signed and delivered on the Effective Date)
This Release Agreement (this “Agreement”) is entered into by and between, and shall inure to the benefit of and be binding upon, Thomas E. McCabe (“Executive”) and BWX Technologies, Inc., a Delaware corporation (the “Company”).
RECITALS:
1. Reference is made to the Transition Agreement, dated December 29, 2022 (the “Transition Agreement”), by and between the Company and Executive.
2. Execution and delivery of this Agreement by Executive is a condition to Executive’s right to continue employment and receive certain benefits under the Transition Agreement.
3. Capitalized terms used and not defined herein shall have the meanings given to them in the Transition Agreement.
In consideration of the mutual promises and obligations set forth herein and in the Transition Agreement, Executive and the Company hereby agree as follows:
(a) In consideration of the benefits provided by the Transition Agreement, the adequacy of which is hereby expressly acknowledged, Executive hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent applicable law permits, the Releasees (as defined below) from any and every action, cause of action, complaint, claim, demand, legal right, compensation, obligation, damages (including consequential, exemplary and punitive damages), liability, cost and/or expense (including attorney’s fees) that he has, may have or may be entitled to from or against the Releasees, whether legal, equitable or administrative, in any forum or jurisdiction, whether known or unknown, foreseen or unforeseen, matured or unmatured, which arises directly or indirectly out of, or is based on or related in any way to Executive’s employment with the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations, including, without limitation, any such matter arising from the negligence, gross negligence or willful misconduct of the Releasees (together, the “Released Claims”); provided, however, that this release does not apply to any claims solely and specifically (i) arising after the date this Agreement is executed, (ii) for indemnification (including, without limitation, under the Company’s organizational documents or insurance policies) arising in connection with an action instituted by a third party against the Company, its Affiliates or Executive in his capacity as an employee or a former officer or director of the Company or its Affiliates (it being agreed by the Company that Executive shall continue to be entitled to such indemnification in respect of the period prior to the Retirement Date), (iii) arising from any breach or failure to perform the Transition Agreement, (iv) that cannot be waived by law, or (v) involving any vested rights Executive may have under a company sponsored employee benefit plan. For the sake of clarity, this Paragraph (a) shall not operate to deny Executive of any rights to coverage under the Company’s directors’ and officers’ liability insurance policy, as in effect from time to time, to which he would otherwise be entitled. The term “Releasees” means the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations and all their respective past, present and future officers, directors, shareholders, employee benefit plan administrators, employees and agents, individually and in their respective capacities.
(b) The parties intend this release to cover any and all Executive Released Claims, whether arising under any employment contract (express or implied), policies, procedures or practices of any of the Releasees, and/or by any acts or omissions of any of the Releasees’ agents or employees or former agents or employees including from all claims, demands, damages, sums of money, wages, employee or other benefits, causes of action, attorney’s fees, suits at law or in equity of whatever kind or nature, whether known or unknown or previously asserted or not, including, but not limited to, any claim or proceeding under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Virginia Human Rights Act, the Virginians with Disabilities Act, or any claims arising from violations of the Sarbanes Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any personal gain with respect to any claim under a private attorney’s general act or the qui tam provisions of the False Claims Act, or from violation of any other federal, state or local civil rights law or any other statute, constitutional provision, executive order, law or ordinance or pursuant to common law, including any tort, contract or other claims, any claims relating to any aspect of Executive’s employment with the Company, or otherwise arising out of any relationship between the Company and Executive, and any claims arising as a result of any matter or thing done, omitted or suffered to be done prior to and including the date upon which Executive signs below. Executive agrees that it is his intent that this release shall discharge the Company and others noted above to the maximum extent permitted by law. Executive understands and agrees that the Company’s offer of, or his agreement to the above, is not to be construed as an admission of liability by any of the released parties and the Company specifically denies any liability to Executive or to anyone else. As such, it is expressly acknowledged and agreed that this release is a general release, representing a full and complete disposition and satisfaction of all of the Company Releasees’ real or alleged waivable legal obligations to Executive with the specific exceptions noted above. The term “Releasees” means the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations and all their respective past, present and future officers, directors, shareholders, employee benefit plan administrators, employees and agents, individually and in their respective capacities.
(c) The release set forth in this Exhibit A includes a release of any claims Executive may have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621 et. seq., against Releasees that may have existed on or before the date Executive signed this Agreement. The ADEA is a federal statute that prohibits discrimination on the basis of age. By signing this Agreement, Executive understands that he is waiving any and all claims under the ADEA that he may have against the Releasees that existed on or before the date he signed this Agreement. Executive understands that any claims under the ADEA that may arise after he signs this Agreement are not waived. Executive further agrees and acknowledges: (i) that his waiver of rights under this Agreement is knowing and voluntary; (ii) that he understands the terms of this

Agreement; and (iii) that the sum of money and/or other items of value provided to him pursuant to the terms of this Agreement exceeds that to which he otherwise would have been entitled and that the actual payment is in exchange for his release of the claims referenced herein, including any claims under the federal Age Discrimination in Employment Act. Executive is advised to consult with legal counsel in connection with his review of this Agreement.
(d) Excluded from this Agreement are any claims that cannot be waived by law, including but not limited to the right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or the National Labor Relations Board (“NLRB”); however, Executive does waive and release his right to any monetary recovery or other personal relief should the EEOC, NLRB, or any other agency pursue claims on his behalf. This release also does not apply to any lawsuit brought to challenge the validity of this Agreement under the ADEA, to enforce the terms of this Agreement, or for claims that arise under the ADEA after the Effective Date. Notwithstanding the foregoing, Executive agrees that he is waiving his right to recover monetary damages, reinstatement or other relief in any charge, complaint, or lawsuit filed by Executive or by anyone else on his behalf except this provision does not prohibit Executive from otherwise seeking and/or obtaining a whistleblower award from the Securities and Exchange Commission (“SEC”) under Section 21F of the Securities Exchange Act.
(e) Executive acknowledges that he had at least twenty-one (21) calendar days from the date this Agreement was first presented to him to consider this Agreement. By signing this Agreement, Executive agrees that the Company advised him in writing to consult with an attorney. Executive has seven (7) calendar days following the date upon which he executes this Agreement within which to revoke this Agreement (“Revocation Period”) by delivering a written notice of his revocation to the attention of the Company General Counsel at 800 Main Street, Suite 400, Lynchburg, VA 24504 prior to the end of the Revocation Period. This Agreement does not become effective or enforceable until the Revocation Period has expired.
(f) Executive represents and warrants that as of the date of his execution of this Agreement he has no knowledge of any unlawful activity by himself, the Company, the Releasees, the Affiliates or the Ventures.
(g) Executive and the Company agree and acknowledge that this Agreement together with the Transition Agreement and exhibits contains and comprises the entire agreement and understanding between the parties, that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause any party to execute this Agreement, and that all agreements and understandings between the parties are embodied and expressed in this Agreement and the Transition Agreement. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by Executive and a duly authorized agent of the Company. The parties further agree that this Agreement together with the Transition Agreement shall be binding on and inure to the benefit of Executive, the Company, the Company’s successors, assigns, the Releasees, the Affiliates and the Ventures, each as defined in this Agreement. Any other agreements or understandings between the parties, whether written or oral, are hereby null and void.
(h) The validity, interpretation, construction and performance of this Agreement together with the Transition Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia, but without giving effect to the principles of conflict of laws of such Commonwealth.

(i) Failure on the part of the Company or Executive at any time to insist on strict compliance by the other party with any provisions of this Agreement shall not constitute a waiver of either party’s obligations in respect thereof, or of either party’s right hereunder to require strict compliance therewith in the future.
(j) The obligations set forth in this Agreement are severable and divisible, and the unenforceability of any clause or portion thereof shall not affect the enforceability of the remainder of such clause or of any other obligation contained herein.
I HAVE READ THE FOREGOING RELEASE AGREEMENT, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY EXECUTED IT ON THE DATE WRITTEN BELOW, SIGNIFYING THEREBY MY ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:

Date: December 29, 2022 By: /s/ Thomas E. McCabe
Thomas E. McCabe

BWX TECHNOLOGIES, INC.

Date: December 29, 2022 By: /s/ Robert L. Duffy
Robert L. Duffy
Senior Vice President &
Chief Administrative Officer

EXHIBIT B
Release Agreement
(to be signed and delivered on Retirement Date)
This Release Agreement (this “Agreement”) is entered into by and between, and shall inure to the benefit of and be binding upon, Thomas E. McCabe (“Executive”) and BWX Technologies, Inc., a Delaware corporation (the “Company”).
RECITALS:
1. Reference is made to the Transition Agreement, dated December 29, 2022 (the “Transition Agreement”), by and between the Company and Executive.
2. Execution and delivery of this Agreement by Executive is a condition to Executive’s right to continue employment and receive certain benefits under the Transition Agreement.
3. Capitalized terms used and not defined herein shall have the meanings given to them in the Transition Agreement.
In consideration of the mutual promises and obligations set forth herein and in the Transition Agreement, Executive and the Company hereby agree as follows:
(a) In consideration of the benefits provided by the Transition Agreement, the adequacy of which is hereby expressly acknowledged, Executive hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent applicable law permits, the Releasees (as defined below) from any and every action, cause of action, complaint, claim, demand, legal right, compensation, obligation, damages (including consequential, exemplary and punitive damages), liability, cost and/or expense (including attorney’s fees) that he has, may have or may be entitled to from or against the Releasees, whether legal, equitable or administrative, in any forum or jurisdiction, whether known or unknown, foreseen or unforeseen, matured or unmatured, which arises directly or indirectly out of, or is based on or related in any way to Executive’s employment with or termination of employment from the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations, including, without limitation, any such matter arising from the negligence, gross negligence or willful misconduct of the Releasees (together, the “Released Claims”); provided, however, that this release does not apply to any claims solely and specifically (i) arising after the date this Agreement is executed, (ii) for indemnification (including, without limitation, under the Company’s organizational documents or insurance policies) arising in connection with an action instituted by a third party against the Company, its Affiliates or Executive in his capacity as an employee or a former officer or director of the Company or its Affiliates (it being agreed by the Company that Executive shall continue to be entitled to such indemnification in respect of the period prior to the Retirement Date), (iii) arising from any breach or failure to perform the Transition Agreement, (iv) that cannot be waived by law, or (v) involving any vested rights Executive may have under a company sponsored employee benefit plan. For the sake of clarity, this Paragraph (a) shall not operate to deny Executive of any rights to coverage under the Company’s directors’ and officers’ liability insurance policy, as in effect from time to time, to which he would otherwise be entitled. The term “Releasees” means the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations and all their respective past, present and future officers, directors, shareholders, employee benefit plan administrators, employees and agents, individually and in their respective capacities.
(b) The parties intend this release to cover any and all Executive Released Claims, whether arising under any employment contract (express or implied), policies, procedures or practices of any of the Releasees, and/or by any acts or omissions of any of the Releasees’ agents or employees or former agents or employees including from all claims, demands, damages, sums of money, wages, employee or other benefits, causes of action, attorney’s fees, suits at law or in equity of whatever kind or nature, whether known or unknown or previously asserted or not, including, but not limited to, any claim or proceeding under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Virginia Human Rights Act, the Virginians with Disabilities Act, or any claims arising from violations of the Sarbanes Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any personal gain with respect to any claim under a private attorney’s general act or the qui tam provisions of the False Claims Act, or from violation of any other federal, state or local civil rights law or any other statute, constitutional provision, executive order, law or ordinance or pursuant to common law, including any tort, contract or other claims, any claims relating to any aspect of Executive’s employment with or termination of employment from the Company, or otherwise arising out of any relationship between the Company and Executive, and any claims arising as a result of any matter or thing done, omitted or suffered to be done prior to and including the date upon which Executive signs below. Executive agrees that it is his intent that this release shall discharge the Company and others noted above to the maximum extent permitted by law. Executive understands and agrees that the Company’s offer of, or his agreement to the above, is not to be construed as an admission of liability by any of the released parties and the Company specifically denies any liability to Executive or to anyone else. As such, it is expressly acknowledged and agreed that this release is a general release, representing a full and complete disposition and satisfaction of all of the Company Releasees’ real or alleged waivable legal obligations to Executive with the specific exceptions noted above. The term “Releasees” means the Company, its predecessors, successors and assigns and past, present and future Affiliates, subsidiaries, divisions and parent corporations and all their respective past, present and future officers, directors, shareholders, employee benefit plan administrators, employees and agents, individually and in their respective capacities.
(c) The release set forth in this Exhibit B includes a release of any claims Executive may have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621 et. seq., against Releasees that may have existed on or before the date Executive signed this Agreement. The ADEA is a federal statute that prohibits discrimination on the basis of age. By signing this Agreement, Executive understands that he is waiving any and all claims under the ADEA that he may have against the Releasees that existed on or before the date he signed this Agreement. Executive understands that any claims under the ADEA that may arise after he signs this Agreement are not waived. Executive further agrees and acknowledges: (i) that his waiver of rights under this Agreement is knowing and voluntary; (ii) that he understands the terms of this Agreement; and (iii) that the sum of money and/or other items of value provided to him pursuant to the terms of this Agreement exceeds that to which he otherwise would have been entitled and that the actual payment is in exchange for his release of the claims referenced herein, including any claims under the federal Age Discrimination in Employment Act. Executive is advised to consult with legal counsel in connection with his review of this Agreement.
(d) Excluded from this Agreement are any claims that cannot be waived by law, including but not limited to the right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or the National Labor Relations Board (“NLRB”); however, Executive does waive and release his right to any monetary recovery or other personal relief should the EEOC, NLRB, or any other agency pursue claims on his behalf. This release also does not apply to any lawsuit brought to challenge the validity of this Agreement under the ADEA, to enforce the terms of this Agreement, or for claims that arise under the ADEA after the Effective Date. Notwithstanding the foregoing, Executive agrees that he is waiving her right to recover monetary damages, reinstatement or other relief in any charge, complaint, or lawsuit filed by Executive or by anyone else on his behalf except this provision does not prohibit Executive from otherwise seeking and/or obtaining a whistleblower award from the Securities and Exchange Commission (“SEC”) under Section 21F of the Securities Exchange Act.
(e) Executive acknowledges that he had at least twenty-one (21) calendar days from the date this Agreement was first presented to him to consider this Agreement. By signing this Agreement, Executive agrees that the Company advised him in writing to consult with an attorney. Executive has seven (7) calendar days following the date upon which he executes this Agreement within which to revoke this Agreement (“Revocation Period”) by delivering a written notice of his revocation to the attention of the Company General Counsel at 800 Main Street, Suite 400, Lynchburg, VA 24504 prior to the end of the Revocation Period. This Agreement does not become effective or enforceable until the Revocation Period has expired.
(f) Executive represents and warrants that as of the date of his execution of this Agreement he has no knowledge of any unlawful activity by himself, the Company, the Releasees, the Affiliates or the Ventures.
(g) Executive and the Company agree and acknowledge that this Agreement together with the Transition Agreement and exhibits contains and comprises the entire agreement and understanding between the parties, that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause any party to execute this Agreement, and that all agreements and understandings between the parties are embodied and expressed in this Agreement and the Transition Agreement. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by Executive and a duly authorized agent of the Company. The parties further agree that this Agreement together with the Transition Agreement shall be binding on and inure to the benefit of Executive, the Company, the Company’s successors, assigns, the Releasees, the Affiliates and the Ventures, each as defined in this Agreement. Any other agreements or understandings between the parties, whether written or oral, are hereby null and void.
(h) The validity, interpretation, construction and performance of this Agreement together with the Transition Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia, but without giving effect to the principles of conflict of laws of such Commonwealth.
(i) Failure on the part of the Company or Executive at any time to insist on strict compliance by the other party with any provisions of this Agreement shall not constitute a waiver of either party’s obligations in respect thereof, or of either party’s right hereunder to require strict compliance therewith in the future.
(j) The obligations set forth in this Agreement are severable and divisible, and the unenforceability of any clause or portion thereof shall not affect the enforceability of the remainder of such clause or of any other obligation contained herein.
I HAVE READ THE FOREGOING RELEASE AGREEMENT, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY EXECUTED IT ON THE DATE WRITTEN BELOW, SIGNIFYING THEREBY MY ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:

Date: By:
Thomas E. McCabe

BWX TECHNOLOGIES, INC.

Date: By:
Robert L. Duffy
Senior Vice President &
Chief Administrative Officer